CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 15, 1999, included in the Company's Form 10-K for the year ended September 30, 1999, and to all references to our firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP


Phoenix, Arizona
September 13, 2000